Exhibit 10.19.2

SECOND AMENDMENT

TO THE HUMACYTE, INC.

2015 OMNIBUS INCENTIVE PLAN

THIS SECOND AMENDMENT to the Humacyte, Inc. 2015 Omnibus Incentive Plan is dated as of June 6, 2018.

WHEREAS, the Board of Directors of Humacyte, Inc. (the “Company”) has adopted and the stockholders of the Company have approved the Humacyte, Inc. 2015 Omnibus Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors determines that it is in the best interest of the Company to amend the Plan in order to increase the maximum aggregate number of shares of common stock, par value $0.001 per share, of the Company subject to Options (as defined under the Plan) granted under the Plan in any fiscal year to any individual from Three Million (3,000,000) to Five Million (5,000,000) shares.

NOW, THEREFORE, the Plan shall be amended as follows:

1.	Section 3(c)(ii) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“the maximum aggregate number of Shares subject to Options granted in any one fiscal year to any individual shall be 5,000,000;”

2.	Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as previously adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this Second Amendment was duly adopted by the Board of Directors as of May 31, 2018 and by the stockholders of the Company as of June 6, 2018.

HUMACYTE, INC.

		By:	/s/ Carrie S. Cox
Carrie S. Cox
President and CEO

ATTEST:

By:	/s/ Paul A. Boyer
Paul Boyer, Assistant Secretary